As filed with the Securities and Exchange Commission on March 12, 2014
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under the Securities Act of 1933

UNIVERSAL ELECTRONICS INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0204817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
201 E. Sandpointe Avenue, 8th Floor
Santa Ana, California 92707
(Address of principal executive offices, including zip code)

UNIVERSAL ELECTRONICS INC. 2003 STOCK INCENTIVE PLAN
UNIVERSAL ELECTRONICS INC. COMPENSATION PLAN
FOR OUTSIDE MEMBERS OF THE BOARD OF DIRECTORS (2001)
UNIVERSAL ELECTRONICS INC. 2004 DIRECTORS COMPENSATION PLAN
(Full title of the plans)
Richard A. Firehammer, Jr.
Senior Vice President, General Counsel and Secretary
Universal Electronics Inc.
201 E. Sandpointe Avenue, 8th Floor
Santa Ana, California 92707
(714) 918-9500
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed Maximum Offering Price per share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of registration fee
Common Stock, $0.01 par value	54,134 shares	$43.065	$2,331,280.71	$300.27

(1)
Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the common stock of the registrant as quoted on The Nasdaq Global Select Stock Market on March 7, 2014.

TABLE OF CONTENTS

EXPLANATORY NOTE	1
PART II	1
SIGNATURES	2
EXHIBIT INDEX	3

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plans is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Universal Electronics Inc. (the "Company") with the Securities and Exchange Commission regarding the (i) Universal Electronics Inc. 2003 Stock Incentive Plan, (ii) Universal Electronics Inc. Compensation Plan For Outside Members Of The Board Of Directors (2001) and (iii) Universal Electronics Inc. 2004 Directors Compensation Plan (the "Plans") on July 30, 2004, Registration No. 333-117782, are incorporated by reference into this Registration Statement and made a part hereof.

PART II
Item 8. Exhibits
See the Exhibit Index at Page E-1 of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, this 12th day of March, 2014.

UNIVERSAL ELECTRONICS INC.

By:	/s/ Paul D. Arling
Paul D. Arling
Chairman and Chief Executive Officer

Date:	March 12, 2014

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 12, 2014.

NAME & TITLE	SIGNATURE	DATE

Paul D. Arling Chairman and Chief Executive Officer (principal executive officer)	/s/ Paul D. Arling	March 12, 2014

Bryan M. Hackworth Chief Financial Officer (principal financial officer and principal accounting officer)	/s/ Bryan M. Hackworth	March 12, 2014

Satjiv S. Chahil Director	/s/ Satjiv S. Chahil	March 12, 2014

William C. Mulligan Director	/s/ William C. Mulligan	March 12, 2014

J. C. Sparkman Director	/s/ J.C. Sparkman	March 12, 2014

Gregory P. Stapleton Director	/s/ Gregory P. Stapleton	March 12, 2014

Carl E. Vogel Director	/s/ Carl E. Vogel	March 12, 2014

Edward K. Zinser Director	/s/ Edward K. Zinser	March 12, 2014

UNIVERSAL ELECTRONICS INC.
EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Brouse McDowell regarding the validity of the securities being registered (filed herewith)
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2	Consent of Brouse McDowell (included in Exhibit 5)

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